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                                                                     Exhibit 5.1
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                        [LETTERHEAD OF WINSTON & STRAWN]

                                November 13, 2001

AirGate PCS, Inc.
233 Peachtree Street
Suite 1700
Atlanta, Georgia 30303


     Re:  AirGate PCS, Inc. Registration Statement on Form S-3
          ----------------------------------------------------

Dear Sir or Madam:

     We have acted as special counsel to AirGate PCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (A) (i) shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), (ii) shares of preferred stock of the Company, $0.01 par value per share (the "Preferred Stock"), (iii) debt securities of the Company (the "Debt Securities"), which may be guaranteed (the "Guarantees") by substantially all of the present and future wholly-owned domestic subsidiaries of the Company (the "Subsidiary Guarantors") and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants" and, together with the Common Stock, Preferred Stock and Debt Securities, the "Registered Securities") for offering by the Company from time to time, and (B) the up to 4,000,000 shares of Common Stock (the "Resale Common Stock") to be resold by the selling stockholders (as such term is defined in the Registration Statement (as defined below)) as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). As used in this opinion letter, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto), the term "Convertible Registered Securities" means any Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.


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     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; (iv) the form of resolutions of the board of directors of the Company relating to the filing of the Registration Statement (the "Resolutions") and (v) the Merger Agreement dated August 28, 2001 (the "Merger Agreement") between the Company and iPCS, Inc., a Delaware corporation ("iPCS"), pursuant to which the Company has agreed to acquire iPCS through a merger (the "Merger") of a wholly owned subsidiary of the Company and iPCS. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

     1. Each series of Debt Securities and the Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors when (i) the Registration Statement shall have become effective and the indentures filed as Exhibit 4.1 and 4.2 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Trustee"), (ii) a Prospectus Supplement with respect to such Debt Securities and the Guarantees shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Debt Resolutions") authorizing the issuance and sale of such Debt Securities and the Subsidiary Guarantors' Boards of Directors shall have duly adopted final resolutions (the "Final Guarantor Resolutions") authorizing the Guarantees, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions and (v) the consideration, if any, separately payable for the

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Guarantees shall have been received, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Guarantor Resolutions. If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

     2. The Common Stock will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Common Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Common Stock Resolutions") authorizing the issuance and sale of such Common Stock as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) certificates evidencing shares of such Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Common Stock Resolutions. If such Common Stock are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Common Stock, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

     3. The Preferred Stock will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Preferred Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Preferred Stock Resolutions") authorizing the issuance and sale of such Preferred Stock as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (iii) appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted by the Company and filed with the Secretary of State of the State of Delaware, and (iv) certificates evidencing shares of such Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Preferred Stock Resolutions. If such Preferred Stock are Underlying Registered Securities, the opinion set forth in this paragraph is subject to

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the further condition that the Convertible Registered Securities relating to such Preferred Stock, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

     4. The Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be validly issued, fully paid and non-assessable by the Company and when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Warrants shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Warrant Resolutions") authorizing the issuance and sale of such Warrants as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by all parties thereto and (iv) certificates evidencing the Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Warrant Resolutions.

     5. At the Effective Time (as defined in the Merger Agreement) of the Merger, the Resale Common Stock will be duly and validly authorized and legally issued, fully paid and non-assessable.

     The foregoing opinions are limited to the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Registered Securities or the resale of the Resale Common Stock.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are "experts" within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                Very truly yours,


                                /s/ Winston & Strawn


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